                              EAC INDUSTRIES, INC.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)


                                             For The Three Months             For The Nine Months
                                               Ended October 31,               Ended October 31,
                                         ---------------------------     ---------------------------
                                             1998            1997            1998            1997
                                         -----------     -----------     -----------     -----------
NET (LOSS):
  Continuing operations                  $  (151,414)    $  (164,665)    $  (218,239)    $  (322,030)
  Discontinued operations                     80,993          39,606         110,321         148,930
                                         -----------     -----------     -----------     -----------
NET (LOSS)                               $   (70,421)    $  (125,059)    $  (107,918)    $  (173,100)
                                         ===========     ===========     ===========     ===========



(LOSS) PER SHARE:
  Continuing operations                  $      (.05)    $      (.07)    $      (.08)    $      (.14)
  Discontinued operations                        .03             .02             .04             .07
                                         -----------     -----------     -----------     -----------
                                         $      (.02)    $      (.05)    $      (.04)    $      (.07)
                                         ===========     ===========     ===========     ===========


SHARES:
  Weighted average shares outstanding      2,885,521       2,311,687       2,858,655       2,311,687
  Other - options, warrants etc                 --              --              --              --
                                         -----------     -----------     -----------     -----------
                                           2,885,521       2,311,687       2,858,655       2,311,687
                                         ===========     ===========     ===========     ===========


                                 - Exhibit 11 -


                                                                        Page 12.